UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2017

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Boards of Directors of Macatawa Bank Corporation (the "Company") and Macatawa Bank appointed Craig A. Hankinson as Chief Operating Officer of the Company and Macatawa Bank, effective as of February 1, 2017. Mr. Hankinson (age 49) has served as Senior Vice President of the Company and Senior Vice President and Chief Credit Officer of Macatawa Bank since November 2010.

Mr. Hankinson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hankinson will be entitled to receive compensation for his service as an officer and will participate in the various benefit plans of the Company applicable to executive officers of the Company as described in the Company's Proxy Statement for the Company's 2016 annual meeting of shareholders.

The Company entered into a Change in Control Agreement (the "Change in Control Agreement") with Mr. Hankinson, effective as of the date of his appointment. Pursuant to the Change in Control Agreement, Mr. Hankinson will receive severance benefits if, within six months before or twenty-four months after a change in control of the Company, Mr. Hankinson is terminated by the Company without cause or terminates his employment for good reason. Mr. Hankinson will receive a lump-sum payment based on his “Average Compensation” paid in the most recent three calendar years, for a period of 1.5 years, and compensation for health benefit continuation. For the purpose of determining Average Compensation, annual compensation includes annual base salary, cash bonuses paid, if any, and the total grant date fair value of all restricted stock awards, if any, in each year. The combined amount of cash bonus paid and grant date fair value of restricted stock awarded to be included in the formula for any year for the purpose of computing Average Compensation may not exceed 75% of base salary for that year. If the Company implements a cash incentive bonus plan, Mr. Hankinson will also receive a prorated cash bonus for the year of termination based on target performance for the year in which the termination occurs. Each Change in Control Agreement includes a Section 280G cap that limits payments under the agreement as necessary to avoid tax penalties under Section 280G of the Internal Revenue Code.

Receipt of the severance benefits is conditioned on obtaining a release and resignation from all of the positions with the Company and Macatawa Bank. The Change in Control Agreement includes non-competition provisions prohibiting employment by a competitor for a period of eighteen months. The Change in Control Agreement also prohibits solicitation of the Company's customers and employees for a period of eighteen months.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

		10.1	Change in Control Agreement with Craig A. Hankinson.

		99.1	Press Release dated February 1, 2017. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2017	MACATAWA BANK CORPORATION

	By	/s/ Ronald L. Haan
Ronald L. Haan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Change in Control Agreement with Craig A. Hankinson.
99.1	Press Release dated February 1, 2017. This Exhibit is furnished to, and not filed with, the Commission.